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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): AUGUST 25, 2000


                            ADVANCED MAGNETICS, INC.
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                   Delaware                              0-14732                         04-2742593
          ---------------------------                   ---------                      ---------------
         (State or Other Jurisdiction                  (Commission                    (I.R.S. Employer
              of Incorporation)                        File Number)                   Identification No.)


            61 Mooney Street
              Cambridge, MA                                                                    02138
           -------------------                                                              ----------
          (Address of Principal                                                             (Zip Code)
           Executive Offices)


       Registrant's telephone number, including area code: (617) 497-2070


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ITEM 5.        OTHER EVENTS.

         On August 25, 2000, Advanced Magnetics, Inc., Cytogen Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Cytogen Corporation, and Cytogen Corporation ("Cytogen") a Delaware corporation, agreed to terminate their Agreement and Plan of Merger, dated as of July 7, 2000 (the "Merger Agreement"), by mutual consent. In addition, voting agreements by and between certain stockholders of Advanced Magnetics and Cytogen, pursuant to which such stockholders agreed to vote their shares in favor of, among other things, the adoption of the Merger Agreement and the approval of the merger, terminated simultaneously. Also on August 25, 2000, Advanced Magnetics, Inc. and Cytogen entered into product marketing and supply agreements that cover products in Advanced Magnetics' pipeline. In connection with such agreements, Advanced Magnetics received 1,500,000 shares of common stock of Cytogen (300,000 of which are freely tradeable and the remainder of which will become freely tradeable in increments of 300,000 on the 25th of each of the next four months) and an additional 500,000 shares of common stock of Cytogen have been placed in escrow to be released upon satisfaction of certain milestones. The press release announcing the termination of the Merger Agreement is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

ITEM 7.        EXHIBITS.

         (a)      EXHIBITS.

         EXHIBIT NO.                        DESCRIPTION

             99.1                Press Release of Advanced Magnetics, Inc.
                                 dated August 28, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ADVANCED MAGNETICS, INC.

                                    By:   /s/ Jerome Goldstein
                                          -------------------------------------
                                          Jerome Goldstein
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and Treasurer

Dated:   August 28, 2000


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                                  EXHIBIT INDEX


   EXHIBIT NO.                             DESCRIPTION

      99.1                Press Release of Advanced Magnetics, Inc.
                          dated August 28, 2000.